UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2021

CANO HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39289	98-1524224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 NW 117th Avenue, Suite 200

Miami, Florida 33178

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 226-6633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CANO	The New York Stock Exchange
Warrants to purchase one share of Class A Common Stock at an exercise price of $11.50	CANO WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Notes Offering

On September 30, 2021 (the “Closing Date”), Cano Health, LLC (the “Issuer”), a subsidiary of Cano Health, Inc. (the “Company”), closed the previously announced offering (the “Offering”) of $300,000,000 aggregate principal amount of the Issuer’s 6.250% Senior Notes due 2028 (the “Notes”). The Notes were sold to purchasers reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The net proceeds from the Offering were used to repay in full the $250.0 million unsecured bridge term loan outstanding under the bridge loan agreement, to pay related fees and expenses, and the remainder for general corporate purposes.

The Notes were issued pursuant to the indenture, dated as of September 30, 2021 (the “Indenture”), by and among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee. The Notes bear interest at a rate of 6.250% per year. Interest on the Notes is payable semi-annually on April 1 and October 1 of each year, beginning on April 1, 2022. The Notes will mature on October 1, 2028.

The Indenture contains customary terms, events of default and covenants for an issuer of non-investment grade debt securities. These covenants include limitations on, among other things, incurring or guaranteeing additional debt or issuing disqualified stock and preferred stock, paying dividends on or making other distributions in respect of capital stock or making other restricted payments, making certain investments, creating or incurring certain liens, selling or transferring certain assets and subsidiary stock, consolidating, merging, selling or otherwise disposing of all or substantially all assets, incurring restrictions on the ability of subsidiaries to pay dividends or make certain other payments, and entering into certain transactions with affiliates.

Prior to October 1, 2024, the Issuer may, at its option and on any one or more occasions, redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, plus a make-whole premium.

Subject to certain conditions, at any time and from time to time prior to October 1, 2024, the Issuer may, at its option and on any one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings of the Company and certain contributions to the Issuer, at a redemption price of 106.250%, plus accrued and unpaid interest to, but excluding, the redemption date.

On or after October 1, 2024, the Issuer may, at its option and on any one or more occasions, redeem some or all of the Notes at the applicable redemption prices set forth in the Indenture, plus accrued and unpaid interest to, but excluding, the redemption date.

If a “change of control” (as defined in the Indenture) occurs, the Issuer must offer to repurchase for cash all or a portion of the Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Primary Care (ITC) Intermediate Holdings, LLC and each of the Issuer’s existing and future, direct and indirect wholly-owned domestic subsidiaries that is a borrower or guarantor under the credit agreement, dated as of November 23, 2020, by and among the Issuer, Primary Care (ITC) Intermediate Holdings, LLC and the lenders party thereto, as amended (the “Credit Agreement”).

The Notes and the guarantees will be senior unsecured obligations of the Issuer and the guarantors, respectively, and will rank senior in right of payment to all of the Issuer’s and each guarantor’s future subordinated indebtedness, equally in right of payment with all of the Issuer’s and each guarantor’s existing and future senior indebtedness and effectively subordinated to all of the Issuer’s and each guarantor’s present and future secured indebtedness (to the extent of the value of the assets securing such indebtedness), including the obligations under the Credit Agreement.

The Notes will also be structurally subordinated to all existing and future indebtedness and other liabilities of the Issuer’s subsidiaries that do not guarantee the Notes.

The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture and the Notes, copies of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Form 8-K and incorporated herein by reference.

Amendment to Credit Agreement

On September 30, 2021, the Issuer, Primary Care (ITC) Intermediate Holdings, LLC and Credit Suisse AG, Cayman Islands Branch, entered into the Fourth Amendment and Incremental Facility Amendment to Credit Agreement (the “Fourth Amendment”) pursuant to which the Issuer, among other things, (1) borrowed $100.0 million in incremental term loans, (2) increased the commitments under the revolving credit facility to $60.0 million and (3) modified the financial maintenance covenant applicable to the revolving credit facility.

The forgoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report relating to the Indenture, the Notes and the Fourth Amendment is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of September 30, 2021, by and among Cano Health, LLC, the guarantors party thereto and U.S. Bank National Association, as trustee, relating to the 6.250% Senior Notes due 2028.

4.2	Form of Global Note for 6.250% Senior Notes due 2028 (included in Exhibit 4.1).

10.1	Fourth Amendment and Incremental Facility Amendment to Credit Agreement, dated as of September 30, 2021, by and among Cano Health, LLC, Primary Care (ITC) Intermediate Holdings, LLC, Credit Suisse AG, Cayman Islands Branch and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO HEALTH, INC.

Date: October 4, 2021	By:	/s/ Dr. Marlow Hernandez
	Name:	Dr. Marlow Hernandez
	Title:	Chief Executive Officer and President